UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2009

Bare Escentuals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33048	20-1062857
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

71 Stevenson Street, 22nd Floor, San Francisco, CA	94105
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 489-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 9, 2009, Bare Escentuals Beauty, Inc. (“BE Beauty”), a wholly owned subsidiary of Bare Escentuals, Inc. (the “Company”), entered into a License and Supply Agreement (the “Agreement”) with BioKool, Inc. (“BioKool”) for license rights to BioKool’s proprietary mineral extraction technology and a limited exclusive right to purchase from BioKool certain ingredients based on such technology. The Company uses the licensed technology and ingredients in its RareMineralsTM product line. Under a License and Supply Agreement dated as of September 12, 2005 between BioKool and the Company (the “Original Agreement”), BioKool had previously granted the Company an exclusive license to such technology and agreed to supply the ingredients to the Company on an exclusive basis in exchange for certain lump-sum payments and royalty fees. Upon entry into the Agreement, the parties acknowledged and agreed that the Original Agreement was terminated.

Pursuant to the Agreement, BE Beauty received a worldwide, royalty-bearing, non-sublicensable license to (a) use, develop, make, have made, sell, offer to sell and import BioKool’s patent-pending ingredients (“Licensed Ingredients”) and products containing such Licensed Ingredients, (b) use and perform BioKool’s patent-pending methods and (c) use, reproduce, perform and practice BioKool’s proprietary mineral technology. The license is exclusive to BE Beauty for a specified period from the date of the Agreement in certain defined fields of use and is otherwise nonexclusive for the term of the Agreement. However, BE Beauty has the right to extend the term of the exclusivity in the defined fields of use to the full term of the Agreement upon a one-time payment of a specified amount or achievement of a specified level of annual aggregate gross revenues from the sale of licensed products in the defined fields of use. BioKool is obligated to supply the Licensed Ingredients to BE Beauty on an exclusive basis during the exclusivity period and otherwise on a nonexclusive basis. BE Beauty is not obligated to purchase any minimum quantity of Licensed Ingredients, but BioKool must supply all quantities ordered by BE Beauty within the lead time identified in the Agreement.

BE Beauty is required to pay BioKool three lump-sum commencement payments over the course of the first year of the term of the Agreement. In addition, on a quarterly basis during the term of the Agreement, BE Beauty is required to pay royalties on its net revenue resulting from the sale of products containing the Licensed Ingredients.

The Agreement has an initial term of 10 years and thereafter may be renewed upon the mutual agreement. Either party has the right to terminate the Agreement in the event of an uncured breach by the other party, after providing the breaching party notice and a 60-day cure period. In addition, BE Beauty has the right to terminate the Agreement immediately if BioKool breaches any representation or warranty made by it in the Agreement. Upon expiration or termination of the Agreement, BE Beauty has the right to sell any products containing the Licensed Ingredients that are then held in its inventory, as well as the right to sell its inventory of Licensed Ingredients back to BioKool at its cost. BioKool has an obligation to indemnify BE Beauty and its related parties against certain claims related to infringement of third-party rights by the Licensed Ingredients or the licensed methods or technology, and BE Beauty has an obligation to indemnify BioKool against certain claims related to infringement of third-party rights by, or misrepresentation regarding, BE Beauty’s products.

Item 1.02	Termination of a Material Definitive Agreement.

Upon entry into the Agreement, the parties acknowledged and agreed that the Original Agreement was terminated by mutual agreement and of no further force or effect, except for certain confidentiality provisions that survive such termination.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 12, 2009, Bare Escentuals, Inc. (the “Company”) announced that John Hamlin was appointed to the board of directors of the Company and its compensation committee on March 10, 2009. Mr. Hamlin was appointed as a Class III director, with an initial term expiring at the 2009 annual meeting of stockholders. Mr. Hamlin will be nominated for re-election at such annual meeting. This appointment by the board of directors was based on the recommendation of its nominating/corporate governance committee. The board of directors increased the size of the board from eight to nine and the board appointed Mr. Hamlin to fill the vacancy created by the increase. Mr. Hamlin has been determined by the board of directors to be independent within the meaning of the independent director standards of the Securities and Exchange Commission and the Nasdaq Stock Market, Inc.

The Company established an annual cash compensation arrangement with Mr. Hamlin, under which he will receive an annual $30,000 retainer for serving as a director. In addition, he will receive $2,500 for attendance at each regular board meeting attended, $1,000 for attendance at each other board meeting (including telephonic meetings) and $1,000 for attendance at each board committee meeting. Pursuant to the Company’s equity incentive award program for independent directors, the Company granted to Mr. Hamlin an initial equity incentive award of restricted stock having an aggregate value of $250,000 on the date of grant, all of which will vest upon the three-year anniversary of the date of the grant, provided that Mr. Hamlin continues to serve through such anniversary. In addition, during his service on the Company’s board of directors, the Company will grant to Mr. Hamlin an annual equity incentive award at the time of the Company’s annual meeting of stockholders either restricted stock, restricted stock units or non-qualified stock options, at Mr. Hamlin’s option, having a value of $60,000 at the time of grant, which will vest on the one-year anniversary of the date of grant.

Mr. Hamlin is not related to any director or executive officer of the Company nor does he have relationships or transactions with the Company outside of his agreed-upon cash compensation and equity awards.

The Company issued a press release on March 12, 2009 announcing Mr. Hamlin’s appointment to the board of directors, a copy of which is attached hereto as Exhibit 99.1.

On March 10, 2009, in addition to appointing Mr. Hamlin to its compensation committee, the board of directors, based on the recommendation of its nominating/corporate governance committee, appointed the following directors to serve on its committees, with the chairperson of each such committee so designated:

Audit Committee:	Karen M. Rose (Chairperson)
Kristina M. Leslie
Lea Anne S. Ottinger

Compensation Committee:	Bradley M. Bloom (Chairperson)
Glen T. Senk
John S. Hamlin

Nominating/Corporate Governance Committee:	Ross M. Jones (Chairperson)
Glen T. Senk
Ellen L. Brothers

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated March 12, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARE ESCENTUALS, INC.

By:	/s/ Myles B. McCormick
Name:	Myles B. McCormick
Title:	Executive Vice President, Chief Financial Officer and Chief Operating Officer

Date: March 13, 2009

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